SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑A/A
 Amendment No.1
 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)
56‑0906609 (IRS Employer Identification No.)
BANK OF AMERICA CORPORATION Bank of America Corporate Center Charlotte, North Carolina (Address of principal executive offices)

            If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  /X/

            If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /   /

            Securities Act registration statement file number to which this form relates: 333-112708

            Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered 0.25% Senior Notes Optionally Exchangeable into a Basket of Three Common Stocks due February 15, 2012	Name of each exchange on which each class is to be registered American Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Form 8-A/A amends the Registrant's Form 8-A dated February 14, 2007 relating to the Registrant's Medium-Term Note, Series K, 0.25% Senior Notes Optionally Exchangeable into a Basket of Three Common Stocks due February 15, 2012, by replacing in its entirety the form of Note, as filed by the Registrant as Exhibit 4.1 to Form 8-A on February 14, 2007 with the form of Note, attached hereto as Exhibit 4.1.

Item 1.  Description of Registrant's Securities to be Registered

The securities to be registered hereby are the Bank of America Corporation 0.25% Senior Notes Optionally Exchangeable into a Basket of Three Common Stocks due February 15, 2012 (the "Notes").  A description of the Notes registered hereunder is set forth under the caption "Description of Debt Securities" in the prospectus included in the Registrant's Form S-3 Registration Statement (Registration No. 333-112708) (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on February 11, 2004, as supplemented by the information under the caption "Description of the Notes" in the prospectus supplement dated April 15, 2004 filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, "Description of the Notes" in the product supplement No. 2 dated March 16, 2006 filed with the SEC pursuant to Rule 424(b) promulgated under the Act, which description is incorporated herein by reference, and "Description of the Notes" in the Pricing Supplement No. 1 dated February 12, 2007 filed with the SEC pursuant to Rule 424(b) promulgated under the Act, which description is incorporated herein by reference.

Item 2.  Exhibits

Exhibit No.	Description and Method of Filing
4.1	Form of Registrant's 0.25% Senior Notes Optionally Exchangeable into a Basket of Three Common Stocks due February 15, 2012.
4.2

Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (Registration No. 333-57533); as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed November 18, 1998; a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant's Current Report on Form 8-K filed June 14, 2001; a Third Supplemental Indenture dated as of July 28, 2004, incorporated by reference to Exhibit 4.4 of the Registrant's Current Report on Form 8-K filed August 27, 2004; and a Fourth Supplemental Indenture dated as of April 28, 2006, incorporated by reference to Exhibit 4.6 of the Registrant's Form S-3 (Registration No. 333-133852) filed May 5, 2006.

SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                            BANK OF AMERICA CORPORATION

Date: February 15, 2007                                  By:  /s/ DARRIN B. MCCASKILL
                                                                                DARRIN B. MCCASKILL
                                                                                Vice President

Exhibit Index

4.1	Form of Registrant's 0.25% Senior Notes Optionally Exchangeable into a Basket of Three Common Stocks due February 15, 2012.
4.2

Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (Registration No. 333-57533); as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed November 18, 1998; a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant's Current Report on Form 8-K filed June 14, 2001; a Third Supplemental Indenture dated as of July 28, 2004, incorporated by reference to Exhibit 4.4 of the Registrant's Current Report on Form 8-K filed August 27, 2004; and a Fourth Supplemental Indenture dated as of April 28, 2006, incorporated by reference to Exhibit 4.6 of the Registrant's Form S-3 (Registration No. 333-133852) filed May 5, 2006.